August 8, 1996







                 FIRST MERCHANTS ACCEPTANCE CORPORATION

                        1994 EQUITY INCENTIVE PLAN

                             TABLE OF CONTENTS

1.  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.  Scope of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . .  5

4.  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

5.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

6.  Conditions to Grants . . . . . . . . . . . . . . . . . . . . . . . .  9
      (a)  General Conditions. . . . . . . . . . . . . . . . . . . . . .  9
      (b)  Grant of Options and Option Price . . . . . . . . . . . . . .  9
      (c)  Grant of Incentive Stock Options. . . . . . . . . . . . . . . 10
      (d)  Grant of Restricted Stock . . . . . . . . . . . . . . . . . . 11
      (e)  Grant of Stock Appreciation Rights. . . . . . . . . . . . . . 13
      (f)  Grant of Performance Units and Performance
          Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      (g)  Grant of LSARs. . . . . . . . . . . . . . . . . . . . . . . . 14
      (h)  Grant of Stock Bonuses. . . . . . . . . . . . . . . . . . . . 14
      (I)  Grant of Reload Options.. . . . . . . . . . . . . . . . . . . 14

7.  Grantee's Agreement to Serve . . . . . . . . . . . . . . . . . . . . 15

8.  Non-transferability. . . . . . . . . . . . . . . . . . . . . . . . . 15

9.  Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      (a)  Exercise of Options . . . . . . . . . . . . . . . . . . . . . 15
      (b)  Exercise of Stock Appreciation Rights . . . . . . . . . . . . 16
      (c)  Exercise of Performance Units . . . . . . . . . . . . . . . . 17
      (d)  Payment of Performance Shares.. . . . . . . . . . . . . . . . 19
      (e)  Exercise of LSARs . . . . . . . . . . . . . . . . . . . . . . 19
      (f)  Special Rules for Section 16 Persons. . . . . . . . . . . . . 20
      (g)  Full Vesting upon Change of Control . . . . . . . . . . . . . 20

10.  Loans and Guarantees. . . . . . . . . . . . . . . . . . . . . . . . 20

11.  Notification under Section 83(b). . . . . . . . . . . . . . . . . . 21

12.  Mandatory Tax Withholding . . . . . . . . . . . . . . . . . . . . . 21

13.  Elective Share Withholding. . . . . . . . . . . . . . . . . . . . . 22

14.  Termination of Employment . . . . . . . . . . . . . . . . . . . . . 22
      (a)  For Cause . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      (b)  On Account of Death or Disability . . . . . . . . . . . . . . 23
      (c)  On Account of Retirement. . . . . . . . . . . . . . . . . . . 24
      (d)  Any Other Reason. . . . . . . . . . . . . . . . . . . . . . . 24
      (e)  Exception for LSARs . . . . . . . . . . . . . . . . . . . . . 24
      (f)  Extension of Term . . . . . . . . . . . . . . . . . . . . . . 24

15.  Equity Incentive Plans of Foreign Subsidiaries. . . . . . . . . . . 25

16.  Substituted Awards. . . . . . . . . . . . . . . . . . . . . . . . . 25

17.  Securities Law Matters. . . . . . . . . . . . . . . . . . . . . . . 25

18.  Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

19.  No Employment Rights. . . . . . . . . . . . . . . . . . . . . . . . 26

20.  Rights as a Stockholder . . . . . . . . . . . . . . . . . . . . . . 26

21.  Nature of Payments. . . . . . . . . . . . . . . . . . . . . . . . . 26

22.  Non-uniform Determinations. . . . . . . . . . . . . . . . . . . . . 26

23.  Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

24.  Amendment of the Plan . . . . . . . . . . . . . . . . . . . . . . . 27

25.  Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . 27

26.  No Illegal Transactions . . . . . . . . . . . . . . . . . . . . . . 27

27.  Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . 28

28.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

    Introduction. The First Merchants Acceptance Corporation 1994 Equity Incentive Plan (the "Plan"), as established by First Merchants Acceptance Corporation, a Delaware corporation (the "Company"), effective on the Effective Date (as defined below) is hereby amended and restated as set forth herein subject to the approval of the holders of a majority of the shares of Stock (as defined below) present or represented and entitled to vote at the Company's 1996 annual meeting of stockholders. If such approval is not obtained, the Plan shall immediately terminate.

    XIII.  Purpose.

    The purpose of the Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the success-

ful conduct of its operations. An additional purpose of the Plan is to provide a means by which employees of the Company and its Subsidiar ies can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

    XIV.  Definitions.

    As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    (1) "Award" means options, reload options, shares of restricted Stock, stock appreciation rights, LSARs, performance units, performance shares, or stock bonuses granted under the Plan.

    (2)  "Award Agreement" has the meaning specified in Sec-

tion 4(c)(v)(I).

    (3)  "Board" means the Board of Directors of the Company.

    (4) "Cause" means conviction of the Grantee of a felony which is, in the opinion of the Committee, likely to result in injury of a material nature to the Company or a Subsidiary; the material violation by the Grantee of written policies of the Company or a Subsidiary; the gross and habitual negligence by the Grantee in the performance of the Grantee's duties to the Company or its Subsidiaries; or the willful and intentional action or omission to act in connection with the Grantee's duties to the Company or a Subsidiary resulting, in the opinion of the Committee, in injury of a material nature to the Company or a Subsidiary.

    (5)  "Change of Control" means any of the following:

          (I) the acquisition or holding by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (other than by the Company or any of its subsid-

    iaries or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors ("Voting Power"); except that no such person, entity or group shall be deemed to own beneficially (1) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, (2) any securities acquired pursuant to a benefit plan of the Company or a Subsidiary,
    (3) any securities issuable pursuant to an option, warrant or right owned by such person, entity or group as of the close of business on the business day immediately preceding the IPO Date,
    (4) any security that would otherwise be beneficially owned by such person, entity or group as of the close of business on the business day immediately preceding the IPO Date and (5) any securities issued in connection with a stock split, stock dividend or similar recapitalization or reorganization with respect to shares covered by the foregoing exceptions; provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition (A) by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares of such corporation and the Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Stock or the Voting Power of the Company, as the case may be; or (B) solely with in connection with the exercise of LSARs pursuant to Sec-

    tion 9(e), pursuant to a tender offer unless at least a majority of the outstanding securities subject to the tender offer are tendered by persons who are not Section 16 Persons and not withdrawn from such tender offer; or

          (ii)  individuals who, as of the Effective Date, consti-

    tute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's stockhold ers was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act)) shall be deemed to be members of the Incumbent Board; or

          (iii)  approval by the stockholders of the Company of
    (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolu tion of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that for the purposes of this Section the votes of all
    Section 16 Persons shall be disregarded in determining whether stockholder approval has been obtained.

Notwithstanding the foregoing, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such
Section 16 Person is, by agreement (written or otherwise), a partici pant on such Section 16 Person's own behalf in a transaction which causes the Change of Control to occur and (b) the IPO shall not be deemed to be a Change of Control.

    (6) "Change of Control Value" means the Fair Market Value of a share of Stock on the date of a Change of Control.

    (7) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

    (8) "Committee" means the committee of the Board appointed pursuant to Section 4(a).

    (9) "Company" has the meaning set forth in the introductory paragraph.

    (10) "Disability" means, for purposes of the exercise of an incentive stock option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

    (11)  "Effective Date" means the IPO Date;

    (12) "Fair Market Value" means, as of any applicable date (other than on the IPO Date with respect to the Stock):

          (I) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

          (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

          (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

          (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Board.

          Solely as of the IPO Date, Fair Market Value of the Stock means the price to the public pursuant to the form of final prospectus used in connection with the IPO, as indicated on the cover page of such prospectus or otherwise.

    (13) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(I).

    (14) "Grantee" means an individual who has been granted an Award.

    (15) "including" or "includes" means "including, without limitation," or "includes, without limitation", respectively.

    (16) "IPO" means the initial public offering of Stock as contemplated in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on July 1, 1994, and as subsequently amended.

    (17)  "IPO Date" means September 30, 1994.

    (18)  "LSAR" means limited stock appreciation right.

    (19)  "Measuring Period" has the meaning specified in Section
6(f)(I)(B).

    (20) "Minimum Consideration" means $.01 per share of Stock or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

    (21)  "1934 Act" means the Securities Exchange Act of 1934.
References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

    (22) "Option Price" means the per share purchase price of Stock subject to an option.

    (23)  "Performance Percentage" has the meaning specified in
Section 6(f)(I)(C).

    (24) "Plan" has the meaning set forth in the introductory paragraph.

    (25)  "Reload Option" has the meaning specified in Section 6(I).

    (26) "Retirement" means a termination of employment with the Company and its Subsidiaries other than for Cause at any time after attaining age 65.

    (27)  "SEC" means the Securities and Exchange Commission.

    (28) "Section 16 Person" means a person, whether or not a Grantee, who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

    (29) "Stock" means the common stock, $.01 par value, of the Company.

    (30) "Subsidiary" means, for purposes of grants of incentive stock options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation with respect to which the Company owns, directly or indirectly, 25% or more of the then-outstanding common shares.

    (31) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

    XV.  Scope of the Plan.

    (1) Subject to Section 23, an aggregate of 750,000 shares of Stock are hereby made available and are reserved for delivery on account of the grant and exercise of Awards (including restricted Stock) and the payment of benefits in connection with Awards under the Plan. Such shares may be treasury shares or newly-issued shares, as may be determined from time to time by the Board or the Committee.

    (2) Subject to Section 3(a) (as to the maximum number of shares of Stock available for delivery in connection with Awards), up to an aggregate of 100,000 shares of restricted Stock and bonus shares of Stock may be granted under the Plan.

    (3) The aggregate number of LSARs which may from time to time be outstanding under the Plan shall not exceed the aggregate number of shares of Stock subject to options and stock appreciation rights
(excluding tandem stock appreciation rights) then outstanding.

    (4) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an option pursuant to Section 16), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than dividends that are likewise forfeited or voting rights), the shares of Stock (including restricted Stock) associated with such Award shall become available for other Awards. To the extent that the benefit in connection with an Award is paid in cash, there shall be deducted from the share limit provided in Section 3(a) a number of shares equal to the amount of the cash paid divided by the Fair Market Value of a share of Stock on the date of such payment.

    XVI.  Administration.

    (1) Subject to Section 4(b), the Plan shall be administered by a committee ("Committee") which shall consist of not less than three persons who are directors of the Company, qualify as "outside directors" as defined for purposes of the regulations under Code
Section 162(m) and satisfy the conditions of Rule 16b-3 in respect of the exemption of grants to Section 16 Persons from potential liability under Section 16(b) of the 1934 Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

    (2) The Board may reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not
Section 16 Persons at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board or such other committee.

    (3) The Committee shall have full and final authority and sole discretion, but subject to the express provisions of the Plan, as follows:

          (1) to grant Awards and determine the Grant Date and term thereof;

          (2) to determine (A) when and to whom Awards may be granted, (B) the terms and conditions applicable to each Award, including the Option Price of an option, whether an option shall qualify as an incentive stock option and the benefit payable under any stock appreciation right, performance unit or perfor-

    mance share, and (C) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (3) to determine the amount, if any, that a Grantee shall pay for shares of restricted stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when restricted stock (including re stricted stock acquired upon the exercise of an option) shall be forfeited and whether such shares shall be held in escrow;

          (4) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (5) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee;

          (6) to determine the terms and provisions and any restrictions or conditions (including specifying such perfor-

    mance criteria, Measuring Period, and Performance Percentages as the Committee deems appropriate and imposing restrictions with respect to stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time;

          (7) to cancel, with the consent of the Grantee, outstand ing Awards and to grant new Awards in substitution therefor;

          (8) to authorize foreign Subsidiaries to adopt plans as provided in Section 15;

          (9) to accelerate the exercisability (including exer cisability within a period of less than one year after the Grant
    Date) of, and to accelerate or waive any or all of the restric tions and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment (other than for Cause);

          (10) subject to Section 6(a)(ii) and 6(c)(ii), to extend the time during which any Award or group of Awards may be exercised;

          (11) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan;

          (12) to amend Award Agreements with the consent of the Grantee; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law, regulation, ruling or judicial decision; provided that any such change shall be applicable only to Awards which have not been exercised;

          (13) to take any action at any time before the exercise of an option (whether or not an incentive stock option), without the consent of the Grantee, to prevent such option from being treated as an incentive stock option;

          (14) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percent age of Awards which may from time to time be exercised by a Grantee;

          (15) to certify in writing before the payment of any performance based Awards (except for a payment that is attribut able solely to the increase in the price of the Stock of the Company) that the underlying performance goals and any other material terms have been satisfied;

          (16) to permit an employee to elect, prior to earning compensation, to acquire options pursuant to Section 6(b) of the Plan in lieu of receiving such compensation, determine the terms and conditions of such options and determine the value of such options on the Grant Date in accordance with Section 6(b) of the Plan;

          (17) to specify the manner of designating a beneficiary to exercise Awards after the Grantee's death or transferring an option (other than an incentive stock option), stock apprecia tion right, performance unit or performance share to a revocable inter vivos trust;

          (18) to approve the manner of payment and determine the terms related thereto by a Grantee in connection with an Award, including use of restricted stock to pay the Option Price, deferral of the payment or guarantee of the payment by the Company pursuant to Section 10 and elective share withholding pursuant to Section 13;

          (19)  to prohibit a Grantee from making an election under
    Section 83(b) of the Code in accordance with Section 11;

          (20) to require a written investment representation by a Grantee as provided in Section 17;

          (21) to make equitable adjustment of Awards as provided in Section 23;

          (22) to cancel stock appreciation rights and LSARs or to pay such benefits in stock rather than cash as provided in Sections 9(b) and 9(e); and

          (23) to take any other action with respect to any matters relating to the Plan for which it is responsible.

The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

    XVII. Eligibility. Awards may be granted to any full-time employee (including any officer) of the Company or any of its domestic or foreign Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

    XVIII.  Conditions to Grants.

    (1)  General Conditions.

          (1) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

          (2) The term of each Award (subject to Section 6(c)(ii) and 6(I) with respect to incentive stock options and Reload Options, respectively) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

          (3) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

          (4) To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award
    Agreement.

    (2)  Grant of Options and Option Price.

          (1) No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. The Award Agreement may provide that the option shall be exercisable for restricted Stock.

          (2) The Committee may, in its discretion, permit an employee eligible to receive Awards under Section 5 of the Plan to elect, prior to earning compensation, to be granted an option or options under the Plan in lieu of receiving such compensa-

    tion. Subject to the express terms of the Plan, such options shall have such terms and conditions as the Committee in its discretion specifies; provided that, in the judgment of the Committee, the value of such options on the Grant Date equals the amount of compensation foregone by such employee, and provided further, that except to the extent such condition may be waived by the securities law counsel to the Company, a
    Section 16 Person must irrevocably elect to forego such compen sation and acquire such option at least six months prior to the Grant Date of such option.

          (3) The number of shares for which options may be granted to any Grantee in any calendar year shall not exceed
    60,000, subject to adjustment as provided in Section 23.

    (3) Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

          (1)  shall not be granted to a 10% Owner;

          (2) shall be for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (3) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsid iary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (4) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

               (A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwith standing the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

               (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(c)(iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

          (5) shall be granted within 10 years from July 27, 1994, the earlier of the date the Plan was initially adopted or the date the Plan was initially approved by the stockholders of the Company;

          (6) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in
    Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition;

          (7) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his incentive stock option after the Grantee's death; and

          (8) shall have an Option Price of not less than 100% of the Fair Market Value of the Stock on the Grant Date.

Notwithstanding the foregoing and Section 4(c)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

          (4)  Grant of Restricted Stock.

          (1) The Committee may grant shares of restricted Stock to any individual eligible under Section 5 to receive Awards.

          (2) The Committee shall determine the amount, if any, that a Grantee shall pay for shares of restricted Stock, subject to the following sentence. Except with respect to shares of restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each share of restricted Stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with
    Section 10.

          (3) The Committee may, but need not, provide that all or any portion of a Grantee's Award of restricted Stock, or restricted Stock acquired upon exercise of an option shall be forfeited:

               (A) except as otherwise specified in the Award Agreement, upon the Grantee's termination of employment for reasons other than death, disability or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or

               (B) if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or

               (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement; provided that, subject to Section 4(c)(ix), in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

          (4) If a share of restricted Stock is forfeited, then if the Grantee was required to pay for such share or acquired such restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of restricted Stock to the Company at a price equal to the lesser of (1) the amount paid or, if the restricted Stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of restricted Stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such share of restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified above, whether or not such tender is accepted by the Grantee.

          (5)  The Committee may provide that any share of re-

    stricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited. Any share of restricted Stock shall bear an appro priate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of restricted Stock become nonforfeit able, the Company shall cause certificates for such shares to be issued or reissued without such legend.

    (5) Grant of Stock Appreciation Rights. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted Stock, or specific performance units or performance shares of the Grantee (including any option, shares of restricted Stock, performance units, or performance shares granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an option, with shares of restricted Stock, or with performance units or performance shares, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated stock appreciation rights shall terminate upon (I) the expiration, termination, forfeiture or cancella-

tion of such option, shares of restricted Stock, performance units, or performance shares, (ii) the exercise of such option, performance units, or performance shares or (iii) the date such shares of restricted Stock become nonforfeitable. The number of stock apprecia tion rights which may be granted to any Grantee in any calendar year shall not exceed 60,000, subject to adjustment as provided in Section 23.

    (6)  Grant of Performance Units and Performance Shares.

          (1)  Before the grant of any performance unit or perfor-

    mance share, the Committee shall:

               (A) determine objective performance goals (which may consist of any one or more of the following: the attainment by a share of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, growth in revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing), and the amount of compensation under the goals applicable to such grant;

               (B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which performance goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"); and

               (C) assign a "Performance Percentage" to each level of attainment of performance goals during the Measuring Period, with the percentage applicable to minimum attain ment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time, but not in excess of 150%.

          (2) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Measuring Period, then, to the extent the Committee determines the performance goals or Measuring Period are no longer appropriate and if permitted under the terms of the grant, the Committee may adjust, change or eliminate the performance goals or the applicable Measuring Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Measuring Period.

          (3) When granted, performance units and performance shares may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted Stock or specific stock appreciation rights of the Grantee granted under the Plan in a number equal to or different from the number of the performance units or performance shares so granted. If performance units or performance shares are identified with shares of Stock subject to an option, shares of restricted Stock or stock appreciation rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated performance units shall terminate upon
    (A) the expiration, termination, forfeiture or cancellation of such option, shares of restricted Stock or stock appreciation rights, (B) the exercise of such option or stock appreciation rights or (C) the date such shares of restricted Stock become nonforfeitable.

          (4) The performance units or performance shares awarded under the Plan to any Grantee for any Measuring Period shall not have a value in excess of the Grantee's base annual salary in effect at the time of the grant of the Award multiplied by the number of years in the Measuring Period. The value of perfor mance shares awarded under the Plan to any Grantee for purposes of the limitations contained in this subparagraph shall be determined by valuing the Stock at its Fair Market Value on the date the performance shares are granted.

          (5) The performance goals and the amount of compensation under the goals applicable to the grant of any performance shares or performance units shall be set forth in a written document not later than 90 days after the commencement of the Grantee's services to which the performance goals relate and while the outcome is substantially uncertain.

          (6) The Committee shall certify in writing prior to payment of compensation related to any performance unit or performance share that the performance goals and any other material terms were satisfied.

    (7) Grant of LSARs. LSARs shall automatically be granted to each Grantee upon the grant of any option or stock appreciation right under the Plan, except as otherwise provided by the Committee in such grant. Each LSAR shall be identified with a share of Stock subject to an option or a stock appreciation right of the Grantee. The number of LSARs granted to a Grantee shall equal the sum of the number of shares of Stock subject to the option and the number of stock appreciation rights with which such LSARs are identified. The Committee may also grant an LSAR with respect to any share of Stock subject to an option or stock appreciation right previously granted hereunder. Upon the exercise, expiration, termination, forfeiture, or cancellation of a Grantee's option or stock appreciation rights, as the case may be, the Grantee's associated LSARs shall terminate.

    (8)  Grant of Stock Bonuses.

          (1) The Committee may grant shares of stock as a bonus to any individual eligible under Section 5 to receive Awards.

          (2) Before the grant of any stock bonus, the Committee shall determine objective performance goals (which may consist of any one or more of the following: the attainment by a share of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including divi-

    dends), return on equity, earnings of the Company, growth in revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing), and the amount of compensa-

    tion under the goals applicable to such grant.

          (3) The value of stock bonuses awarded to a Grantee for each calendar year shall not exceed the Grantee's base annual salary in effect at the time of the grant of the Award. The value of stock bonuses awarded for purposes of this limitation shall be determined by valuing the stock at its Fair Market Value on the date the stock bonuses are granted.

          (4) The performance goals and the amount of compensation under the goals applicable to the grant of any stock bonuses shall be set forth in a written document not later than 90 days after the commencement of the Grantee's services to which the performance goals relate and while the outcome is substantially uncertain.

          (5) The Committee shall certify in writing prior to payment of compensation related to any stock bonus that the performance goals and any other material terms were satisfied.

    The Committee may grant shares of Stock as a bonus to any individual eligible under Section 5 to receive Awards.

    (9) Grant of Reload Options. The Committee may provide either in an Award Agreement or by resolution adopted on or after the Grant Date, that a Grantee who exercises an option for shares of Stock which have a Fair Market Value equal to not less than 100% of the Option Price for such options ("Exercised Options") and pays the Option Price or tax withholding requirements with shares of Stock shall be granted, subject to Article 3, additional options ("Reload Options") in an amount equal to the sum ("Reload Number") of the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements.

    Reload Options shall be subject to the following terms and conditions:

          (1) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

          (2) subject to Section 6(I)(iii), the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

          (3) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option and (B) subject to
    Section 4(c)(ix), no Reload Option may be exercised within one year after its Grant Date.

    XIX. Grantee's Agreement to Serve. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

    XX.  Non-transferability.  Each Award (other than restricted
Stock and stock bonuses) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that a Grantee may in a manner specified by the Committee and to the extent provided in the Plan (a) designate in writing a beneficiary to exercise his Award after the Grantee's death and (b) transfer an option (other than an incentive stock option), stock appreciation right, performance unit or performance share to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee, but in no event shall any transfer to such a trust by or on behalf of a Section 16 Person be effective unless Company shall have received an opinion of counsel or the staff of the SEC shall have issued an interpretive or "no action" letter, in either case to the effect that such a transfer is not inconsistent with the requirements of Rule 16b-3 under the 1934 Act. Each share of restricted Stock shall be non-transferable until such share becomes nonforfeitable.

    XXI.  Exercise.

    (1) Exercise of Options. Subject to Section 4(c)(ix) and such terms and conditions as the Committee may impose, each option shall become exercisable with respect to 25% of the shares subject thereto on each of the first four annual anniversaries of the Grant Date of such option unless the Committee provides otherwise in the Award Agreement.

    Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of restricted Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (I)  cash;

          (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

          (iii) with the approval of the Committee, shares of restricted Stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock on the date of exercise; or

          (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

    If restricted Stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (I) all the shares of Stock acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

    (2)  Exercise of Stock Appreciation Rights.  Subject to
Section 4(c)(ix) and such terms and conditions as the Committee may impose, (I) each stock appreciation right not affiliated with any other Award shall become exercisable with respect to 25% of the shares subject thereto on each of the first four annual anniversaries of the Grant Date of such stock appreciation right unless the Committee provides otherwise in the Award Agreement and (ii) each stock appreciation right affiliated with any other Award shall become exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent that (A) the option with which it is identified may be exercised, (B) the restricted Stock with which it is identified is nonforfeitable or (C) the performance unit with which it is identified may be exercised. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares of Stock subject to an option, shares of restricted Stock or perfor mance units shall result in the cancellation or forfeiture of such option, shares of restricted Stock or performance units, as the case may be, to the extent of such exercise.

    The benefit for each stock appreciation right exercised shall be equal to:

          (I) the Fair Market Value of a share of Stock on the date of such exercise, reduced by

          (ii)  an amount equal to:

               (A) for any stock appreciation right identified with shares of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the stock appreciation right specified a higher amount or

               (B) for any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount;

provided that the Committee may provide that the benefit for any stock appreciation right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, may provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. Notwithstanding the foregoing, if the Committee in its discretion determines that the exercise of the stock appreciation rights would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Committee, in its discretion may either unilaterally preclude stock appreciation rights from being exercised upon the occurrence of a Change of Control by canceling the stock appreciation rights prior to the Change of Control or cause the Company to pay the stock apprecia tion rights benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling.

    (3)  Exercise of Performance Units.

          (I) Subject to Section 4(c)(ix) and such terms and conditions as the Committee may impose, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall be exercisable commencing on the later of
    (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to an option, shares of restricted Stock or stock appreciation rights shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units which are identified with shares of Stock subject to an option, shares of restricted Stock or stock appreciation rights shall result in the cancellation or forfeiture of such shares of Stock subject to option, shares of restricted Stock or stock appreciation rights, as the case may be, to the extent of such exercise.

          (ii) The benefit for each performance unit exercised shall be an amount equal to the product of:

               (A)  the Unit Value (as defined below)

          multiplied by

               (B) the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii) The Unit Value shall be, as specified by the Committee,

               (A)  a dollar amount, or

               (B) an amount equal to the Fair Market Value of a share of Stock on the Grant Date.

          (iv) The benefit upon the exercise of a performance unit shall be payable as soon as is administratively practicable after the later of (A) the date the Grantee exercises or is deemed to exercise such performance unit, or (B) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee may provide in the Award Agreement that benefits, with respect to any particular exer cise, may be paid wholly or partly in Stock. Notwithstanding the foregoing, if the Committee in its discretion determines that the exercise of performance units would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Committee, in its discretion may either unilater ally bar the exercise of performance units by canceling the performance units prior to the Change of Control or cause the Company to pay the performance units rights benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling. If the Award Agreement provides that the benefit may be paid wholly in Stock unless the Commit tee specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

    (4) Payment of Performance Shares. Subject to Section 4(c)(ix), and such terms and conditions as the Committee may impose, if, with respect to any performance share, the minimum performance goals have been achieved during the applicable Measuring Period, then the Company shall pay to the Grantee of such Award shares of Stock equal in number to the product of the number of performance shares specified in the applicable Award Agreement (together with, if so provided in the Award Agreement, the number of additional shares of Stock that would have accrued if an amount equal to the dividends actually paid on each share of Stock during the Measuring Period had been paid on each such performance share and invested in additional shares of Stock as of each respective dividend payment date) multiplied by the Performance Percentage achieved during such Measuring Period, except to the extent that the Committee in its discretion determines that cash be paid in lieu of some or all of such shares of Stock. The amount of cash payable in lieu of a share of Stock shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section 9(d) shall be made as soon as administratively practical after the end of the applicable Measuring Period. Any performance shares with respect to which the performance goals have not been achieved by the end of the applicable Measuring Period shall expire.

    (5) Exercise of LSARs. Notwithstanding Sections 7 and 10, but subject to the provisions of Section 14, each LSAR shall automatically be exercised upon the occurrence of a Change of Control; provided that at the time of the Change of Control, the Grantee must be a Section 16 Person; and further provided that if the Committee in its discretion determines that the exercise of the LSARs would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Committee, in its discretion may either unilaterally preclude LSARs from being automatically exercised upon the occurrence of a Change of Control by canceling the LSARs prior to the Change of Control or cause the Company to pay the LSARs benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling. The exercise of LSARs shall result in the cancellation of the option or stock appreciation rights with which such LSARs are identified, to the extent of such exercise.

    Within three business days after the exercise of any LSAR, the Company shall pay the Grantee, in cash, an amount equal to:

          (1) in the case of an LSAR identified with an option, the difference between (A) the Change of Control Value, and (B) the Option Price of the option,

          (2) in the case of an LSAR identified with a stock appreciation right, the difference between (A) the Change of Control Value, and (B) unless the Committee in the grant of the stock appreciation right specified a higher price, an amount equal to

               (1) in the case of a stock appreciation right identified with an option, the Option Price of such option, or

               (2) in the case of any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right;

    provided that the amount determined under this Section 9(d)(ii) shall not exceed any maximum benefit provided in the applicable Award Agreement.

    (6) Special Rules for Section 16 Persons. No option, stock appreciation right, LSAR, performance unit, or performance share (if the benefit payable with respect to such performance unit or perfor mance share is to be determined by reference to the Fair Market Value of the Stock on the date the performance unit or performance share is exercised) shall be exercisable by a Section 16 Person during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act or as may from time to time be permitted by the Committee.

    (7) Full Vesting upon Change of Control. In the event of a Change of Control, all unvested Awards shall become immediately vested and exercisable; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date of such Change of Control shall be equal to the product of the Unit Value multiplied successively by each of the following:

               (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

               (2) a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Measuring Period.

    XXII.  Loans and Guarantees.  The Committee may:

          (1) allow a Grantee to defer payment to the Company of all or any portion of (I) the Option Price of an option,
    (ii) the purchase price of a share of restricted Stock, or
    (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

          (2) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this
Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company from time to time. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (I) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option or grant of shares of restricted Stock, as the case may be, an amount equal to or greater than the Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this
Section 10, then the Committee may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee. The Committee may at any time in its discretion forgive the repayment of any or all of the principal of or interest on any such deferred payment obligation.

    XXIII. Notification under Section 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee, in connection with the exercise of any option, or the grant of any share of restricted Stock, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regula tions issued under the authority of Section 83(b) of the Code.

    XXIV.  Mandatory Tax Withholding.

    (1) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (I) that the Grantee remit an amount sufficient to satisfy all federal, state, and local tax withholding requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

    (2)  If any disqualifying disposition described in Sec-

tion 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Section 11 is made, then the person making such disquali fying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local tax withholding requirements thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

    XXV.  Elective Share Withholding.

    (1) Subject to Section 13(b), a Grantee may elect the withhold ing ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted Stock becoming non-forfeitable (each a "Taxable Event") having a Fair Market Value equal to:

          (1) the minimum amount necessary to satisfy required federal, state, or local tax withholding liability attributable to the Taxable Event; or

          (2) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

    (2) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

          (1) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agree ment;

          (2) if the Grantee is a Section 16 Person, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so;

          (3) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

          (4)  the Grantee's election shall be irrevocable;

          (5) a Section 16 Person may not elect Share Withholding within six months after the grant of the related option, LSAR or stock appreciation rights (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

          (6) except to the extent such condition may be waived by the securities law counsel to the Company, a Section 16 Person must elect Share Withholding either six months before the Tax Date or during the 10-business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings.

    XXVI. Termination of Employment. Except as otherwise provided by the Committee in the Award Agreement or otherwise:

    (1) For Cause. If a Grantee has a termination of employment for Cause,

          (I) the Grantee's shares of restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

          (ii) any unexercised option, stock appreciation right, LSAR, performance unit or performance share shall thereupon terminate.

    (2) On Account of Death or Disability. If a Grantee has a termination of employment on account of the Grantee's death or Disability, then, except as otherwise provided in the Award Agreement,

          (I) the Grantee's shares of restricted stock that were forfeitable shall thereupon become nonforfeitable;

          (ii) any unexercised option or stock appreciation right, whether or not exercisable on the date of such termination of employment on account of death or Disability may be exercised, in whole or in part, at any time within 180 days after such termination of employment by the Grantee, or after the Grantee's death, by (A) his personal representative or by the person to whom the option or stock appreciation right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 8, or (C) the then-acting trustee of the trust described in Section 8; and

          (iii) any unexercised performance unit or performance share may be exercised in whole or in part, at any time within 180 days after such termination of employment on account of death or Disability by the Grantee or, after the Grantee's death, by (A) his personal representative or by the person to whom the performance unit or performance share is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 8, or (C) the then-serving trustee of the trust described in
    Section 8; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date of such termina tion of employment on account of death or Disability shall be equal to the product of the Unit Value multiplied successively by each of the following:

               (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

               (2) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Measuring Period, or, if the Committee elects to compute the benefit after the end of the Measuring Period, the Performance Percentage, as determined by the Committee, attained during the Measuring Period for the performance unit or performance share.

    (3) On Account of Retirement. If a Grantee has a termination of employment on account of Retirement, any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted Stock, a performance unit or performance share) to the extent then exercisable, may be exercised, in whole or in part, at any time within 90 days after such Retirement. The nonforfeitability and exercisability of the Grantee's restricted Stock, performance units and performance shares (and any stock appreciation rights identified therewith) shall be determined under Section 14(d).

    (4) Any Other Reason. If a Grantee has a termination of employment for a reason other than for Cause, death, Disability, or Retirement,

          (I) the Grantee's shares of restricted Stock (and any stock appreciation rights identified therewith), to the extent forfeitable on the date of the Grantee's termination of employ ment, shall be forfeited on such date;

          (ii) any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted Stock, performance unit or performance share) to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part, not later than the 90th day following the Grantee's termination of employment; provided, however, that (x) if such 90th day is not a business day, such option or stock appreciation right may be exercised not later than the first business day following such 90th day and (y) if the Grantee has entered into an agreement with the Company not to sell any shares of Stock (or the capital stock of a successor to the Company) for a specified period following the consummation of a business combination between the Company and another corporation or entity (the "Specified Period"), such option or stock appreciation right may be exercised in whole or in part until the later of such 90th day following the termination of the Grantee's employment or 10 business days following the expiration of the Specified Period; and

          (iii) the Grantee's performance units and performance shares (and any stock appreciation rights identified therewith) shall become non-forfeitable and may be exercised in whole or in part, but only if and to the extent determined by the Committee.

    (5) Exception for LSARs. Notwithstanding the foregoing, but subject to Section 6(a), any LSAR which has not been deemed exercised on or before the Grantee's termination of employment shall thereupon terminate.

    (6) Extension of Term. In the event of termination of the Grantee's employment other than for Cause, the term of any Award (whether or not exercisable on the date of the Grantee's termination of employment) which by its terms would otherwise expire after the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections 14(b), (c), (d) and (e) above for exercise of Awards may, in the discretion of the Committee, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Committee may further extend the period of exercisability to permit any unexercised portion thereof to be exercised with a specified period provided by the Committee. However, in no event may the term of any Award expire more than 10 years after the Grant Date of such Award.

    XXVII. Equity Incentive Plans of Foreign Subsidiaries. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

    XXVIII. Substituted Awards. If the Committee cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; (b) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled (and the Grant Date of the new Award shall be the date on which such new Award is granted); and (c) no Section 16 Person may exercise a substituted stock appreciation right or a substituted option (or substituted performance unit or performance share) identified with a stock appreciation right within six months after the Grant Date (calculated without reference to this Section 16) of such substituted option, unless the Company shall have received an opinion of counsel for the Company or the staff of the SEC shall have issued a "no action" or interpretive letter, in either case to the effect that such limitation is not necessary in order to avoid potential liability under Section 16(b) of the 1934 Act.

    XXIX.  Securities Law Matters.

    (1) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

    (2) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (I) federal or state securities laws or
(ii) the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

    XXX. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

    XXXI. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

    XXXII. Rights as a Stockholder. A Grantee shall not, by reason of any Award (other than restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee at the time of grant of restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to restricted Stock shall be subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may provide for crediting to and payment of interest on deferred cash dividends.

    XXXIII. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

    XXXIV. Non-uniform Determinations. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non
- - - -uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of employment. Notwith-

standing the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

    XXXV. Adjustments. The Committee shall make equitable adjustment of:

    (a) the numbers of shares of Stock, shares of restricted Stock, and bonus stock, and the numbers of stock appreciation rights, performance units, and performance shares available under Sections 3(a) and 3(b);

    (b) the number of shares of Stock, shares of restricted Stock, LSARs, stock appreciation rights, performance units, or performance shares covered by an Award;

    (c)  the Option Price of all outstanding options; and

    (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of LSARs, stock apprecia tion rights, performance units, or performance shares to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, asset spin-off, split-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company. Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexer cised options, stock appreciation rights, performance units, and performance shares theretofore granted shall thereupon become exercisable, and any shares of restricted Stock that have not become nonforfeitable shall become nonforfeitable.

    XXXVI. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act or (b) under the listing require ments of any national securities exchange or national market system on which are listed any of the Company's equity securities.

    XXXVII. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

    XXXVIII. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwith standing any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment would constitute a violation by the Grantee or the Company of any such law or regulation.

    XXXIX. Controlling Law. The law of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

    XL. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.


    Executed this      day of __________, 1996.

                             FIRST MERCHANTS ACCEPTANCE CORPORA-

TION

                             By:


                             Title:

1119276.9